EXHIBIT 99.1

Anika Reports Fourth Quarter and Year-End 2023 Financial Results

Revenue growth and adjusted EBITDA1 exceeded expectations in the fourth quarter and full year

OA Pain Management achieved record annual revenues of $102 million, up 11% in 2023

Announces cost reduction initiatives providing annualized savings of approximately $10 million

Anika positioned to generate adjusted EBITDA1 of $25 to $30 million in 2024, up over 75% at the midpoint, representing an adjusted EBITDA1 margin of at least 15%

BEDFORD, Mass., March 13, 2024 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (NASDAQ: ANIK), a global joint preservation company in early intervention orthopedics, today reported financial results for its fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 Financial Summary

  Revenue in the fourth quarter of 2023 was $43.0 million, up 8% compared to $39.6 million in the fourth quarter of 2022.
    OA Pain Management revenue of $25.1 million, up 12%, on growing global commercial adoption and some order timing
    Joint Preservation and Restoration revenue of $15.3 million, up 7%
    Non-Orthopedic revenue of $2.6 million, down 8%
  Gross margin was 61%, including $1.6 million of non-cash acquisition-related intangible asset amortization; Adjusted gross margin1 was 65%.
  Recorded a non-recurring, non-cash impairment charge in the fourth quarter of $62.2 million for the intangible assets associated with the Q1-2020 acquisitions of Arthrosurface and Parcus Medical.
  Including the non-cash impairment charge, net loss was ($63.0) million, or ($4.30) per share, compared to net loss of ($4.9) million, or ($0.34) per share, in the prior year period.
  Adjusted net income1 was $0.8 million, or $0.05 per diluted share, compared to adjusted net loss1 of ($3.0) million, or ($0.21) per share, in the fourth quarter of 2022.
  Adjusted EBITDA1 was $5.8 million, compared to $1.4 million in the fourth quarter of 2022.
  Cash from operations was $3.6 million; ending cash balance rose to $72.9 million.

Full Year 2023 Financial Summary

  Revenue for fiscal 2023 increased 7% to $166.7 million, compared with $156.2 million in 2022.
    OA Pain Management revenue of $101.9 million, up 11%
    Joint Preservation and Restoration revenue of $54.9 million, up 9%
    Non-Orthopedic revenue of $9.9 million, down 29%
  Gross margin was 62%, including $6.2 million of non-cash acquisition-related intangible asset amortization and $0.7 million of product rationalization charges. Adjusted gross margin1, excluding these charges, was 66%.
  Including the fourth quarter non-cash impairment charge, net loss was ($82.7) million, or ($5.64) per share, compared to net loss of ($14.9) million, or ($1.02) per share, in 2022. Net loss also included $18.1 million, or ($1.23) per share, for charges associated with product rationalization, acquisition related amortization, discontinuation of software development, Parcus arbitration settlement and shareholder activism.
  Adjusted net loss1 for the year was ($4.3) million, or ($0.30) per share, compared to adjusted net loss of ($7.1) million, or ($0.49) per share in 2022.
  Adjusted EBITDA1 for the year was $15.5 million, compared to $12.6 million in 2022.
  Cash used in operations was $1.8 million.

1 See description of non-GAAP financial information contained in this release.

“We are pleased to report strong fourth quarter and full year results, including a record year in OA Pain Management. These results reflect the evolution of our differentiated HA franchise and the launch of exciting new products in Regenerative, Sports Medicine and Arthrosurface Joint Solutions,” said Cheryl R. Blanchard, Ph.D., Anika’s President and CEO. “Over the course of the year, we achieved key milestones, learned a lot about the business, and are taking decisive action to further reduce spending and focus our strategy on driving the products that provide the greatest growth opportunities. Our plan to optimize performance is designed to capitalize on the significant growth potential across the business while accelerating our pivot to profitability, with adjusted EBITDA expected to grow over 75% at the midpoint in 2024.”

Dr. Blanchard continued, “We begin 2024 with renewed energy and strong momentum across the new products in our portfolio. Our HA-based Integrity Implant System is receiving very positive feedback, and its full market release is on track for mid-2024. We also remain focused on bringing Hyalofast and Cingal to the U.S. market. As we focus the business on our core strengths and highest value opportunities, we are confident that we will enhance value for shareholders.”

Fiscal 2023 and Recent Business Highlights

  Strengthening Leadership Position in OA Pain Management
    Achieved record annual revenues of $102 million in OA Pain Management on global growth of its Monovisc® single injection viscosupplement and continued double-digit international growth of its Cingal® next generation non-opioid single injection pain product, on growing global commercial adoption and some order timing; increasing #1 U.S. market share position2.
    Awaiting FDA feedback on proposed non-clinical next steps regarding Cingal U.S. regulatory approval following a Type C meeting with the FDA in early 2023 and its success in meeting its latest Phase III Pivotal primary endpoint in the fall of 2022.
    Continuing to explore commercial partnerships for Cingal in the U.S. and select Asian markets.
  Advancing a Highly Differentiated Portfolio of HA-Based Regenerative Solutions
    Successfully completed over 100 cases with the Integrity™ Implant System, Anika’s HA-based regenerative rotator cuff patch system, following the limited market release in late November 2023; on-track for full market release in mid-2024
    Fully enrolled Phase III clinical trial for Hyalofast®, Anika’s HA, off-the-shelf, single-stage cartilage repair product; modular PMA submission with break-through device designation commencing in 2024; final PMA module filing expected in 2025 with product launching by 2026.
  Launched Key Products in Sports Medicine and Arthrosurface Joint Solutions
    X-Twist™ Biocomposite Fixation System launched in Q1-2024, compliments the PEEK version launched in early 2023, together addressing the more than $600 million U.S. rotator cuff market2.
    RevoMotion™ Reverse Shoulder Arthroplasty System full market release in September 2023, expanding Anika’s shoulder arthroplasty portfolio into the more than $1 billion U.S. reverse shoulder market2.

2 SmartTRAK Q3-2023 data

Cost Reductions
In 2023, Anika launched multiple meaningful new products and made considerable progress addressing the new MDR regulatory requirements in Europe. With the progress made in 2023, and in recognition of the slower than expected pace of growth in some of its more mature product lines, the Company has decided to further reduce its planned spending for 2024 and to reduce approximately 9% of its workforce, effective the end of the first quarter. The cost reductions, on an annualized basis, are expected to provide savings of approximately $10 million, excluding the impact of one-time costs. These actions position Anika to focus on its strengths and preserve the Company’s significant opportunities with its strong, growing and differentiated product lines and pipeline, and accelerate Anika’s pivot to profitability.

Fiscal 2024 Guidance
In 2024, Anika is prioritizing accelerated growth in profitability, with a focus on the products with the greatest growth opportunities and where the Company has the most differentiated right-to-win.

As such, Anika expects revenue for fiscal year 2024 of $168 to $173 million, representing growth of 1% to 4% compared to 2023. Revenue ranges by product family are:

  OA Pain Management of $102 to $104 million, up 0% to 2%, on sustained above-market growth offset by some unfavorable order timing
  Joint Preservation and Restoration of $58 to $60.5 million, up 6% to 10%
  Non-Orthopedic of $8 to $8.5 million, down 14% to 19%

The Company expects adjusted EBITDA for 2024 to be $25 to $30 million, up over 75% at the midpoint, representing an adjusted EBITDA margin of at least 15%, up over 6 points compared to 2023. Anika’s expectations around improved profitability in 2024 reflect only partial-year cost savings as well as the early-stage ramp from Anika’s new products.

Strategic Business Update
Beginning in mid-2023, Anika engaged Piper Sandler and conducted a company-wide strategic review, evaluating a wide range of strategic alternatives for the company to increase shareholder value, including a potential sale. Anika remains open to all value enhancing opportunities and regularly reviews what makes the most sense for the business.

Conference Call and Webcast Information
Anika’s management will hold a conference call and webcast to discuss its financial results and business highlights today, Wednesday, March 13, 2024, at 5:00 pm ET. The conference call can be accessed by dialing 1-888-886-7786 (toll-free domestic) or 1-416-764-8658 (international) and providing the conference ID number 19479013. A live audio webcast will be available in the Investor Relations section of Anika’s website, www.anika.com. A slide presentation with highlights from the conference call will be available in the Investor Relations section of the Anika website. A replay of the webcast will be available on Anika’s website approximately two hours after the completion of the event.

About Anika
Anika Therapeutics, Inc. (NASDAQ: ANIK), is a global joint preservation company that creates and delivers meaningful advancements in early intervention orthopedic care. Leveraging our core expertise in hyaluronic acid and implant solutions, we partner with clinicians to provide minimally invasive products that restore active living for people around the world. Our focus is on high opportunity spaces within orthopedics, including Osteoarthritis Pain Management, Regenerative Solutions, Sports Medicine and Arthrosurface Joint Solutions, and our products are efficiently delivered in key sites of care, including ambulatory surgery centers. Anika’s global operations are headquartered outside of Boston, Massachusetts. For more information about Anika, please visit www.anika.com.

ANIKA, ANIKA THERAPEUTICS, ARTHROSURFACE, CINGAL, HYALOFAST, INTEGRITY, MONOVISC, PARCUS MEDICAL, REVOMOTION, X-TWIST, and the Anika logo are trademarks of Anika Therapeutics, Inc. or its subsidiaries or are licensed to Anika Therapeutics, Inc. for its use.

Non-GAAP Financial Information
Non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Anika strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. The Company presents these non-GAAP financial measures because it uses them as supplemental measures in internally assessing the Company’s operating performance, and, in the case of Adjusted EBITDA, it is set as a key performance metric to determine executive compensation. The Company also recognizes that these non-GAAP measures are commonly used in determining business performance more broadly and believes that they are helpful to investors, securities analysts, and other interested parties as a measure of comparative operating performance from period to period.

Adjusted Gross Margin
Adjusted gross margin is defined by the Company as adjusted gross profit divided by total revenue. The Company defines adjusted gross profit as GAAP gross profit excluding amortization of certain acquired assets and non-cash product rationalization charges.

Adjusted EBITDA
Adjusted EBITDA is defined by the Company as GAAP net income (loss) excluding depreciation and amortization, interest and other income (expense), income taxes, stock-based compensation expense, acquisition related expenses, non-cash charges related to goodwill impairment, non-cash product rationalization charges and charges related to discontinuation of a software project.

Adjusted Net Income (Loss) and Adjusted EPS
Adjusted net income (loss) is defined by the Company as GAAP net income excluding acquisition related expenses, inclusive of the impact of purchase accounting, on a tax effected basis, non-cash charges related to goodwill impairment, non-cash product rationalization charges and charges related to discontinuation of a software project. Adjusted diluted EPS is defined by the Company as GAAP diluted EPS excluding acquisition related expenses and the impact of purchase accounting, each on a tax-adjusted per share basis, non-cash product rationalization charges and charges related to discontinuation of a software development project.

A reconciliation of adjusted gross profit to gross profit (and the associated adjusted gross margin calculation), adjusted EBITDA to net income (loss), adjusted net income (loss) to net income (loss) and adjusted diluted EPS to diluted EPS, the most directly comparable financial measures calculated and presented in accordance with GAAP, is shown in the tables at the end of this release.

Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning the Company's expectations, anticipations, intentions, beliefs or strategies regarding the future which are not statements of historical fact, including statements in the sub-headings, Dr. Blanchard’s quote, and the section titled Cost Reductions about potential cost savings and future profitability, the statements in Dr. Blanchard’s quote and the section titled Fiscal 2023 and Recent Business Highlights about the timing of future product launches, and the statements made in the section titled Fiscal 2024 Guidance. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties, and other factors. The Company's actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to, (i) the Company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; (ii) the Company's ability to obtain pre-clinical or clinical data to support domestic and international pre-market approval applications, 510(k) applications, or new drug applications, or to timely file and receive FDA or other regulatory approvals or clearances of its products; (iii) that such approvals will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (iv) the Company's research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; (v) the cost effectiveness and efficiency of the Company's clinical studies, manufacturing operations, and production planning; (vi) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (vii) future determinations by the Company to allocate resources to products and in directions not presently contemplated; (viii) the Company's ability to successfully commercialize its products, in the U.S. and abroad; (ix) the Company's ability to provide an adequate and timely supply of its products to its customers; and (x) the Company's ability to achieve its growth targets. Additional factors and risks are described in the Company's periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC's website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

For Investor Inquiries:
Anika Therapeutics, Inc.
Mark Namaroff, 781-457-9287
Vice President, Investor Relations, ESG and Corporate Communications
investorrelations@anika.com

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue	$42,971	$39,622	$166,662	$156,236
Cost of Revenue	16,642	15,491	63,574	62,660
Gross Profit	26,329	24,131	103,088	93,576

Operating expenses:
Research and development	7,585	7,749	32,690	28,182
Selling, general and administrative	20,335	23,049	95,847	84,794
Impairment of intangible assets	62,190	-	62,190	-
Total operating expenses	90,110	30,798	190,727	112,976
Loss from operations	(63,781)	(6,667)	(87,639)	(19,400)
Interest and other income (expense), net	577	276	2,312	654
Loss before income taxes	(63,204)	(6,391)	(85,327)	(18,746)
Benefit from income taxes	(204)	(1,483)	(2,660)	(3,887)
Net loss	$(63,000)	$(4,908)	$(82,667)	$(14,859)

Net loss per share:
Basic	$(4.30)	$(0.34)	$(5.64)	$(1.02)
Diluted	$(4.30)	$(0.34)	$(5.64)	$(1.02)

Weighted average common shares outstanding:
Basic	14,647	14,640	14,656	14,561
Diluted	14,647	14,640	14,656	14,561

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	December 31,	December 31,
ASSETS	2023	2022
Current assets:
Cash and cash equivalents	$72,867	$86,327
Accounts receivable, net	35,961	34,627
Inventories, net	46,386	39,765
Prepaid expenses and other current assets	8,095	8,828
Total current assets	163,309	169,547
Property and equipment, net	46,198	48,279
Right-of-use assets	28,767	30,696
Other long-term assets	18,672	17,219
Deferred tax assets	1,489	1,449
Intangible assets, net	4,626	74,599
Goodwill	7,571	7,339
Total assets	$270,632	$349,128

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,860	$9,074
Accrued expenses and other current liabilities	21,199	18,840
Total current liabilities	31,059	27,914
Other long-term liabilities	404	398
Deferred tax liability	-	6,436
Lease liabilities	26,904	28,817

Stockholders’ equity:
Common stock, $0.01 par value	147	146
Additional paid-in-capital	90,009	81,141
Accumulated other comprehensive loss	(5,943)	(6,443)
Retained earnings	128,052	210,719
Total stockholders’ equity	212,265	285,563
Total liabilities and stockholders’ equity	$270,632	$349,128

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(in thousands)
(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Gross Profit	$26,329	$24,131	$103,088	$93,576
Product rationalization related charges	-	563	748	3,199
Acquisition related intangible asset amortization	1,560	1,560	6,244	6,240
Adjusted Gross Profit	$27,889	$26,254	$110,080	$103,015

Unadjusted Gross Margin	61%	61%	62%	60%
Adjusted Gross Margin	65%	66%	66%	66%

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted EBITDA
(in thousands)
(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Net loss	$(63,000)	$(4,908)	$(82,667)	$(14,859)
Interest and other (income) expense, net	(577)	(276)	(2,312)	(654)
Benefit from income taxes	(204)	(1,483)	(2,660)	(3,887)
Depreciation and amortization	1,787	1,880	7,069	7,340
Stock-based compensation	3,815	3,813	15,243	14,315
Product rationalization	-	563	748	3,199
Arbitration settlement	-	-	3,250	-
Acquisition related intangible asset amortization	1,787	1,786	7,148	7,147
Impairment of intangible assets	62,190	-	62,190	-
Discontinuation of software development project	-	-	4,473	-
Costs of shareholder activism	-	-	3,033	-
Adjusted EBITDA	$5,798	$1,375	$15,515	$12,601

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Net Income
(in thousands)
(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Net loss	$(63,000)	$(4,908)	$(82,667)	$(14,859)
Product rationalization, tax effected	-	456	725	2,410
Arbitration settlement, tax effected	-	-	3,148	-
Acquisition related intangible asset amortization, tax effected	1,781	1,446	6,926	5,386
Impairment of intangible assets, tax effected	61,991	-	60,250	-
Discontinuation of software development project, tax effected	-	-	4,333	-
Costs of shareholder activism, tax effected	-	-	2,938	-
Adjusted net income (loss)	$772	$(3,006)	$(4,347)	$(7,063)

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Diluted net loss per share	$(4.30)	$(0.34)	$(5.64)	$(1.02)
Product rationalization, tax effected	-	0.03	0.05	0.17
Arbitration settlement, tax effected	-	-	0.21	-
Acquisition related intangible asset amortization, tax effected	0.12	0.10	0.47	0.36
Impairment of intangible assets, tax effected	4.23	-	4.11	-
Discontinuation of software development project, tax effected	-	-	0.30	-
Costs of shareholder activism, tax effected	-	-	0.20	-
Adjusted diluted net income (loss) per share	$0.05	$(0.21)	$(0.30)	$(0.49)

Stock-based compensation, tax effected	3,803	3,088	14,767	10,783
Stock-based compensation (EPS impact)	$0.26	$0.21	$1.01	$0.74

Anika Therapeutics, Inc. and Subsidiaries
Revenue by Product Family
(in thousands, except percentages)
(unaudited)

	For the Three Months Ended December 31,				For the Twelve Months Ended December 31,
	2023	2022	$ change	% change	2023	2022	$ change	% change
OA Pain Management	$25,072	$22,451	$2,621	12%	$101,927	$91,984	$9,943	11%
Joint Preservation and Restoration	15,296	14,347	949	7%	54,879	50,402	4,477	9%
Non-Orthopedic	2,603	2,824	(221)	-8%	9,856	13,850	(3,994)	-29%
Revenue	$42,971	$39,622	$3,349	8%	$166,662	$156,236	$10,426	7%